Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C Section 1350

In connection with the Annual Report on Form 10-K of Helius Medical Technologies, Inc. (the "Company") for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dane C. Andreeff, as Interim Chief Executive Officer of the Company, and Joyce LaViscount, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2021

/s/ Dane C. Andreeff

Dane C. Andreeff
Interim Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Joyce LaViscount

Joyce LaViscount
Chief Financial Officer (Principal Financial officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Helius Medical Technologies, Inc. and will be retained by Helius Medical Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.